CURTISS-WRIGHT CORPORATION
SAVINGS AND INVESTMENT PLAN
As Amended and Restated effective January 1, 2015
SEVENTH INSTRUMENT OF AMENDMENT
Recitals:

1.
Curtiss-Wright Corporation (the “Company”) has heretofore adopted the Curtiss Wright Corporation Savings and Investment Plan (the “Plan”) and has caused the Plan to be amended and restated in its entirety effective as of January 1, 2015.

2.	Subsequent to the most recent amendment and restatement of the Plan, the Company has decided to amend the Plan to revise the definition of Disability.

3.	Section 12.01(a) of the Plan permits the Company to amend the Plan at any time and from time to time.

4.	Section 12.01(b) authorizes the Administrative Committee to adopt Plan amendments on behalf of the Company under certain circumstances.

5.	Certain of the Plan amendments described herein shall be subject to approval by the Board of Directors.

Amendments to the Plan:
For the reasons set forth in the Recitals to this Instrument of Amendment, the CWC and EMD Components of the Plan are hereby amended in the following respects:
CWC Component
Effective April 2, 2018, Section 1.20 is amended in its entirety to read as follows:

1.20 “Disability” means total and permanent disability that renders a Member eligible to receive disability benefits under the long-term disability plan of the Employer.

Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this amendment has been executed on this day of , 2018.

Curtiss-Wright Corporation
Administrative Committee

By:
Paul J. Ferdenzi